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                                                              Exhibit 99.B(9)(i)

                      INVESTMENT COMPANY SERVICES AGREEMENT

         This AGREEMENT, dated as of the 1st day of October, 1997, made by and between Matthews International Funds (the "Trust"), a Delaware business trust operating as an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the State of Delaware and FPS Services, Inc. ("FPS"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios which are identified on Schedule "C" attached hereto, and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and FPS; and

         WHEREAS, the Parties desire to enter into an agreement whereby FPS will provide the services to the Trust as specified herein and set forth in particular in Schedule "A" which is attached hereto and made a part hereof.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                               GENERAL PROVISIONS

         SECTION 1. APPOINTMENT. The Trust hereby appoints FPS as its servicing agent and FPS hereby accepts such appointment. In order that FPS may perform its duties under the terms of this Agreement, the Board of Trustees of the Trust shall direct the officers, investment adviser, legal counsel, independent accountants and custodian of the Trust to cooperate fully with FPS and, upon request of FPS, to provide such information, documents and advice relating to the Trust which FPS requires to execute its responsibilities hereunder. In connection with its duties, FPS shall be entitled to rely, and will be held harmless by the Trust when acting in reasonable reliance, upon any instruction, advice or document relating to the Trust as provided to FPS by any of the aforementioned persons on behalf of the Trust. All fees charged by any such persons acting on behalf of the Trust will be deemed an expense of the Trust.

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Investment Company Services Agreement between Matthews international Funds and
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         Any services performed by FPS under this Agreement will conform to the requirements of:

         (a) the provisions of the Act and the Securities Act of 1933, as amended, and any rules or regulations in force thereunder;

         (b) any other applicable provision of state and federal law;

         (c) the provisions of the Trust's Trust Instrument and the By-Laws as amended from time to time and delivered to FPS;

         (d) any policies and determinations of the Board of Trustees of the Trust which are communicated to FPS; and

         (e) the policies of the Trust as reflected in the Trust's registration statement as filed with the U.S. Securities and Exchange Commission.

         Nothing in this Agreement will prevent FPS or any officer thereof from providing the same or comparable services for or with any other person, firm or corporation. While the services supplied to the Trust may be different than those supplied to other persons, firms or corporations, FPS will provide the Trust equitable treatment in supplying services. The Trust recognizes that it will not receive preferential treatment from FPS as compared with the treatment provided to other FPS clients.

         SECTION 2.  DUTIES AND OBLIGATIONS OF FPS.

         Subject to the provisions of this Agreement, FPS will provide to the Trust the specific services as set forth in Schedule "A" attached hereto.

         SECTION 3.  DEFINITIONS.  For purposes of this Agreement:

         "CERTIFICATE" will mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement or the custody agreement executed by the Trust ("Custody Agreement"). To be effective, such Certificate shall be given to and received by the custodian and shall be signed on behalf of the Trust by any two of its designated officers. The term Certificate shall also include instructions communicated to the custodian by FPS.

         "CUSTODIAN" will refer to that agent which provides safekeeping of the assets of the Trust.

         "INSTRUCTIONS" will mean communications containing instructions transmitted by electronic or telecommunications media including, but not limited to, Industry Standardization for Institutional Trade Communications ("I.S.I.T.C."), computer-to-computer interface, dedicated transmission line, facsimile transmission (which may be signed by an officer or unsigned) and tested telex.

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         "ORAL INSTRUCTION" will mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FPS in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to FPS to be a person or persons so authorized by a resolution of the Board of Trustees of the Trust to give Oral Instructions to FPS on behalf of the Trust.

         "SHAREHOLDERS" will mean the registered owners of the shares of the Trust in accordance with the share registry records maintained by FPS for the Trust.

         "SHARES" will mean the issued and outstanding shares of the Trust.

         "SIGNATURE GUARANTEE" will mean the guarantee of signatures by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

         "WRITTEN INSTRUCTION" will mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to FPS in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to FPS to be the signature of a person or persons so authorized by a resolution of the Board of Trustees of the Trust, or so identified by the Trust to give Written Instructions to FPS on behalf of the Trust.

         CONCERNING ORAL AND WRITTEN INSTRUCTIONS. For all purposes under this Agreement, FPS is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Trust or its agents. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered. In cases where FPS receives an Instruction, whether Written or Oral, to enter a portfolio transaction onto the Trust's records, the Trust shall cause the broker/dealer executing such transaction to send a written confirmation to the Custodian.

         FPS shall be entitled to rely on the first Instruction received. For any act or omission undertaken by FPS in compliance therewith, it shall be free of liability and fully indemnified and held harmless by the Trust, provided however, that in the event a Written or Oral Instruction received by FPS is countermanded by a subsequent Written or Oral Instruction received prior to acting upon such countermanded Instruction, FPS shall act upon such subsequent Written or Oral



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         Instruction. The sole obligation of FPS with respect to any follow-up or confirmatory Written Instruction, Oral Instruction in documentary or written form shall be to make reasonable efforts to detect any such discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible and bear the expense of its taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires FPS to act, the Trust shall give FPS specific Written Instruction as to the action required.

         The Trust will file with FPS a certified copy of each resolution of its Board of Trustees authorizing execution of Written Instructions or the transmittal of Oral Instructions as provided above.

         SECTION 4.  INDEMNIFICATION.

         (a) FPS, its directors, officers, employees, shareholders, and agents will be liable for any loss suffered by the Trust resulting from the willful misfeasance, bad faith, negligence or reckless disregard on the part of FPS in the performance of its obligations and duties under this Agreement.

         (b) Any director, officer, employee, shareholder or agent of FPS, who may be or become an officer, director, employee or agent of the Trust, will be deemed, when rendering services to the Trust, or acting on any business of the Trust (other than services or business in connection with FPS' duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or under the control or direction of FPS even though such person may be receiving compensation from FPS.

         (c) The Trust agrees to indemnify and hold FPS harmless, together with its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which FPS may sustain or incur or which may be asserted against FPS by any person by reason of, or as a result of:

                  (i) any action taken or omitted to be taken by FPS except claims, demands, expenses and liabilities arising from willful misfeasance, bad faith, negligence or reckless disregard on the part of FPS in the performance of its obligations and duties under this Agreement; or

                  (ii) any action taken or omitted to be taken by FPS in reliance upon any Certificate, instrument, order or stock certificate or other document reasonably believed by FPS to be genuine and signed, countersigned or executed by any duly authorized person, upon the

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Oral Instructions or Written Instructions of an authorized person of the Trust, or upon the written opinion of legal counsel for the Trust or FPS; or

                  (iii) the offer or sale of shares of the Trust to any person, natural or otherwise, which is in violation of any state or federal law.

         If a claim is made against FPS as to which FPS may seek indemnity under this Section, FPS will notify the Trust promptly after receipt of any written assertion of such claim threatening to institute an action or proceeding with respect thereto and will notify the Trust promptly of any action commenced against FPS within ten (10) days after FPS has been served with a summons or other legal process. Failure to notify the Trust will not, however, relieve the Trust from any liability which it may have on account of the indemnity under this Section so long as the Trust has not been prejudiced in any material respect by such failure.

         The Trust and FPS will cooperate in the control of the defense of any action, suit or proceeding in which FPS is involved and for which indemnity is being provided by the Trust to FPS. The Trust may negotiate the settlement of any action, suit or proceeding subject to FPS' approval, which will not be unreasonably withheld. FPS reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs or expenses incurred by FPS in connection with, or as a result of, such participation will be borne solely by the Trust if:

                  (i) FPS has received an opinion of counsel from counsel to the Trust stating that the use of counsel to the Trust by FPS would present an impermissible conflict of interest;

                  (ii) the defendants in, or targets of, any such action or proceeding include both FPS and the Trust, and legal counsel to FPS has reasonably concluded that there are legal defenses available to it which are different from or additional to those available to the Trust or which may be adverse to or inconsistent with defenses available to the Trust (in which case the Trust will not have the right to direct the defense of such action on behalf of FPS); or

                  (iii) the Trust authorizes FPS to employ separate counsel at the expense of the Trust.

         (d) The terms of this Section will survive the termination of this Agreement.

         SECTION 5. REPRESENTATIONS AND WARRANTIES.

         (a) FPS represents and warrants that:

                  (i) it is a corporation duly organized and existing and in good standing under the laws of Delaware;


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                  (ii) it is empowered under applicable laws and by its
Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

                  (iii) all requisite corporate proceedings have been taken to authorize FPS to enter into and perform this Agreement;

                  (iv) it has and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

                  (v) no legal or administrative proceeding have been instituted or threatened which would impair FPS's ability to perform its duties and obligations under this Agreement;

                  (vi) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of FPS or any law or regulation applicable to it;

                  (vii) it is registered as a transfer agent under Section 17A(c)(2) of the Exchange Act;

                  (viii) this Agreement has been duly authorized by FPS, and when executed and delivered, will constitute valid, legal and binding obligation of FPS, enforceable in accordance with its terms.

         (b) The Trust represents and warrants that:

                  (i) it is a business trust duly organized and existing and in good standing under the laws of the State of Delaware;

                  (ii) it is empowered under applicable laws and by its Certificate of Trust and By-Laws to enter into and perform this Agreement;

                  (iii) all requisite proceedings have been taken to authorize the Trust to enter into and perform this Agreement;

                  (iv) no legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

                  (v) the Trust's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligations of the Trust, or any law or regulation applicable to either;

                  (vi) this Agreement has been duly authorized by the Trust and, when executed and delivered, will constitute valid, legal and binding obligation of the Trust, enforceable in accordance with its terms.

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         (c)      Record Keeping and Other Information

         FPS will create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule "A" in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the Act. All such records will be the property of the Trust and will be available during regular business hours for inspection, copying and use by the Trust. Where applicable, such records will be maintained by FPS for the periods and in the places required by Rule 31a-2 under the Act. Upon termination of this Agreement, FPS will deliver all such records to the Trust or such person as the Trust may designate.

               In case of any request or demand for the inspection of the Share records of the Trust, FPS shall notify the Trust and secure instructions as to permitting or refusing such inspection. FPS may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

         SECTION 6. COMPENSATION. The Trust agrees to pay FPS compensation for its services, and to reimburse it for expenses, at the rates, times, manner and amounts as set forth in Schedule "B" attached hereto and incorporated herein by reference, and as will be set forth in any amendments to such Schedule "B" agreed upon in writing by the Parties. Upon receipt of an invoice therefor, FPS is authorized to collect such fees by debiting the Trust's custody account. In addition, the Trust agrees to reimburse FPS for any out-of-pocket expenses paid by FPS on behalf of the Trust within ten (10) calendar days of the Trust's receipt of an invoice therefor.

         For the purpose of determining fees payable to FPS, the value of the Trust's net assets will be computed at the times and in the manner specified in the Trust's Prospectus and Statement of Additional Information then in effect.

         During the term of this Agreement, should the Trust seek services or functions in addition to those outlined below or in Schedule "A" attached hereto, a written amendment to this Agreement specifying the additional services and corresponding compensation will be executed by the Parties.

         SECTION 7. DAYS OF OPERATION. Nothing contained in this Agreement is intended to or will require FPS, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the New York Stock Exchange ("NYSE") is closed. Functions or duties normally scheduled to be performed on such days will be performed on, and as of, the next succeeding business day on which the NYSE is open. Notwithstanding

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the foregoing, FPS will compute the net asset value of the Trust on each day required pursuant to Rule 22c-1 promulgated under the Act.

         SECTION 8. ACTS OF GOD, ETC. FPS will not be liable or responsible for delays or errors caused by acts of God or by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, mechanical breakdown, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

         In the event of equipment failures beyond FPS' control, FPS will, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but will have no liability with respect thereto. The foregoing obligation will not extend to computer terminals located outside of premises maintained by FPS. FPS has entered into and maintains in effect agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         SECTION 9. INSPECTION AND OWNERSHIP OF RECORDS. In the event that any request or demand for the inspection of the records of the Trust, FPS will use its best efforts to notify the Trust and to secure instructions as to permitting or refusing such inspection. FPS may, however, make such records available for inspection to any person in any case where it is advised in writing by its counsel that it may be held liable for failure to do so after notice to the Trust.

         FPS recognizes that the records it maintains for the Trust are the property of the Trust and will be surrendered to the Trust upon written notice to FPS as outlined under Section 10(c) below and the payment in advance of any fees owed to FPS. FPS agrees to maintain the records and all other information of the Trust in a confidential manner and will not use such information for any purpose other than the performance of FPS' duties under this Agreement.

         SECTION 10.  DURATION AND TERMINATION.

         (a) The initial term of this Agreement will be for the period of three
(3) years, commencing on the date hereinabove first written (the "Effective Date") and will continue thereafter subject to termination by either Party as set forth in subsection (c) below.

         (b) The fee schedules set forth in Schedule "B" attached hereto will be fixed for two (2) years commencing on the Effective Date of this Agreement and will continue thereafter subject to their review and any adjustment.

         (c) After the initial term of this Agreement, a Party may give written notice to the other (the day on which the notice is received by the Party against which the notice is made shall



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be the "Notice Date") of a date on which this Agreement shall be terminated
("Termination Date"). The Termination Date shall be set on a day not less than one hundred eighty (180) days after the Notice Date. The period of time between the Notice Date and the Termination Date is hereby identified as the "Notice Period". Any time up to, but not later than fifteen (15) days prior to the Termination Date, the Trust will pay to FPS such compensation as may be due as of the Termination Date and will likewise reimburse FPS for any out-of-pocket expenses and disbursements reasonably incurred or expected to by incurred by FPS up to and including the Termination Date.

         (d) In connection with the termination of this Agreement, if a successor to any of FPS' duties or responsibilities under this Agreement is designated by the Trust by written notice to FPS, FPS will promptly, on the Termination Date and upon receipt by FPS of any payments owed to it as set forth in Section 10.(c) above, shall transfer to the successor, at the Trust's expense, all records which belong to the Trust and will provide appropriate, reasonable and professional cooperation in transferring such records to the named successor.

         (e) Should the Trust desire to move any of the services outlined in this Agreement to a successor service provider prior to the Termination Date, FPS shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that FPS will be able to facilitate a conversion of services prior to the end of the Notice Period. Should services be converted to a successor service provider prior to the end of the Notice Period, or if the Trust is liquidated or its assets merged or purchased or the like with another entity, payment of fees to FPS shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained at FPS until the expiration of the Notice Period and calculated at the asset levels on the Notice Date.

         (f) Notwithstanding the foregoing, this Agreement may be terminated at any time by either Party in the event of a material breach by the other Party involving repeated negligence, gross negligence, willful misfeasance, bad faith or a reckless disregard of its obligations and duties under this Agreement provided that such breach shall have remained unremedied for sixty (60) days or more after receipt of written specification thereof.

         SECTION 11. RIGHTS OF OWNERSHIP. All computer programs and procedures developed to perform services required to be provided by FPS under this Agreement are the property of FPS. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the

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Trust in appropriate form as soon as practicable after termination of this
Agreement for any reason.

         SECTION 12. AMENDMENTS TO DOCUMENTS. The Trust will furnish FPS written copies of any amendments to, or changes in, the Trust's Trust Instrument or By-Laws, and each Prospectus or Statement of Additional Information in a reasonable time prior to such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectus or Statement of Additional Information of the Trust which might have the effect of changing the procedures employed by FPS in providing the services agreed to hereunder or which amendment might affect the duties of FPS hereunder unless the Trust first obtains FPS' approval of such amendments or changes.

         SECTION 13. CONFIDENTIALITY. Both Parties hereto agree that any non-public information obtained hereunder concerning the other Party is confidential and may not be disclosed to any other person without the consent of the other Party, except as may be required by applicable law or at the request of the U.S. Securities and Exchange Commission or other governmental agency. FPS agrees that it will not use any non-public information for any purpose other than performance of its duties or obligations hereunder. The obligations of the Parties under this Section will survive the termination of this Agreement. The Parties further agree that a breach of this Section would irreparably damage the other Party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

         SECTION 14. NOTICES. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing, and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

         IF TO MATTHEWS INTERNATIONAL FUNDS:         IF TO FPS:
         Matthews International Capital Management   FPS Services, Inc.
         655 Montgomery Street, Suite 1438           3200 Horizon Drive
         San Francisco, CA 94111                     King of Prussia, PA 19406
         Attention: G. Paul Matthews                 Attention: Kenneth J. Kempf
                       President                               President

         SECTION 15. AMENDMENT. No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by FPS and the Trust. This Agreement may be amended from time to time by supplemental agreement executed

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by the Trust and FPS and the compensation stated in Schedule "B" attached hereto may be adjusted accordingly as mutually agreed upon.

         SECTION 16. AUTHORIZATION. The Parties represent and warrant to each other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized; and when duly executed, this Agreement will constitute a valid and legally binding enforceable obligation of each Party.

         SECTION 17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed will be deemed to be an original, but such counterparts will together constitute but one and the same instrument.

         SECTION 18. ASSIGNMENT. This Agreement will extend to and be binding upon the Parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Trust without the written consent of FPS or by FPS without the written consent of the Trust which consent be authorized or approved by a resolution of the Trust's Board of Trustees or FPS' Board of Directors.

         SECTION 19. GOVERNING LAW. This Agreement will be governed by the laws of the State of Pennsylvania and the exclusive venue of any action arising under this Agreement will be Montgomery County, Commonwealth of Pennsylvania.

         SECTION 20. SEVERABILITY. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions will be considered severable and not be affected and the rights and obligations of the Parties will be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic Agreement is not thereby materially impaired.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of eleven (11) typewritten pages, together with Schedules "A," "B" and "C" to be signed by their duly authorized officers as of the day and year first above written.

MATTHEWS INTERNATIONAL FUNDS           FPS SERVICES, INC.


By:______________________________      By:_________________________
    G. Paul Matthews, President           Kenneth J. Kempf, President




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                                                                    SCHEDULE "A"

                  SERVICES TO BE PROVIDED BY FPS SERVICES, INC.

FPS Services, Inc. ("FPS") will (i) provide its own office space, facilities, equipment and personnel for the performance of its duties under this Agreement; and (ii) take all actions it deems necessary to properly execute its responsibilities hereunder.

1.  SERVICES RELATED TO ADMINISTRATIVE SERVICES
-----------------------------------------------

I.   Regulatory Compliance

     A.  Compliance - Federal Investment Company Act of 1940

         1.   Review, report and renew
              a.  investment advisory contracts
              b.  fidelity bond
              c.  underwriting contracts (additional liability for separate classes)
              d.  distribution (12b-1) plans for separate classes
              e   administration contracts
              f.  accounting contracts
              g.  custody administration contracts
              h.  transfer agent and shareholder services contracts

         2.   Filings
              a.  Semi-Annual Reports on Form N-SAR
              b. Post-Effective Amendments on Form N-1A; Definitive Prospectuses and Statements of Additional Information; and Supplements ("stickers")
              c. 24f-2 Notice (indefinite registration of shares)
              d. Rule 17g-1 (fidelity bond)
              e. Rule 30b2-1 (shareholder reports)

         3. Annual up-dates of biographical information and questionnaires for Directors/Trustees and Officers

II.  Corporate Business and Shareholder/Public Information

     A.  Directors/Trustees/Management

         1. Preparation of board meetings
              a. provide agendas with all compliance items including special reports on 12b-1 and expenditures for separate classes
              b.  arrange and conduct meetings
              c.  prepare minutes
              d.  keep attendance records
              e.  maintain corporate records/minute book

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     B.  Coordinate Proposals

         1.   Printers

         2.   Auditors

         3.   Literature fulfillment

         4.   Insurance

     C.  Maintain Separate Class Corporate Calendars and Files

     D.  Release Corporate Information

         1.   To shareholders

         2.   To financial and general press

         3. To industry publications - questionnaires and/or announcements class specific a. distributions (dividends and capital gains for each class) b. tax information c. changes to prospectus d. letters from management e. class performance

         4.   Respond to:
              a.  financial press
              b.  miscellaneous shareholders inquiries
              c.  industry questionnaires

     E. Communications to Shareholders - separate class information for financial highlights table and notes

         1. Coordinate printing and distribution of annual, semi-annual reports, and prospectus

III. Financial and Management Reporting

     A.  Income and Expenses

         1. Monitor separate class expense accruals, expense payments and expense caps (monthly)

         2.   Approve and coordinate payment of class specific expenses

         3. Establish Funds' operating expense checking account and perform monthly reconciliation of checking account


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         4.   Calculate advisory fee, 12b-1 fee and reimbursements to the Funds,
              (if applicable)

         5. Authorize the recording and amortization of organizational costs and pre-paid expenses (supplied by advisor), for start-up funds and reorganizations

         6.   Calculate separate class average net assets

         7.   Calculate separate class expense ratios

     B.  Distributions to Shareholders

         1. Calculate separate class dividends and capital gain distributions (in conjunction with the Funds and their auditors) Record share method a. compliance with income tax provisions (additional calculations required) b. compliance with excise tax provisions c. compliance with Investment Company Act of 1940

         2. Book/Tax identification and adjustments at required distribution periods (in conjunction with the Funds and their auditors (adjusted for classes)

     C. Financial Reporting (additional reporting and disclosure required for classes)

         1. Liaison between Funds' management, independent auditors and printers for semi- annual and annual shareholder reports

         2.   Prepare semi-annual and annual reports to shareholders

         3. Prepare semi-annual and annual Form NSAR's (including Financial Data Schedules)

         4. Prepare Financial Statements for required SEC Post-Effective Amendment filings (if applicable)

         5. Prepare required annual performance graph (based on advisor supplied indicies)

     D.  Subchapter M Compliance (monthly)

         1.   Asset diversification test

         2.   Short/short test

     E. Other Financial Analyses (additional reporting and disclosure required for classes)

         1. Upon request from Funds' management, other budgeting and analyses can be constructed to meet the Funds' specific needs (additional fees may apply) reporting by class

         2.   Sales information, portfolio turnover (monthly)

================================================================================

Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                     Schedule "A" Page 3 of 21

         3. Work closely with independent auditors on return of capital presentation, excise tax calculation

         4.   Performance (total return) calculation (monthly)

         5. 1099 Miscellaneous - prepared and filed for Directors/Trustees (annual)

         6. Analysis of interest derived from various government obligations (annual) (if interest income was distributed in a calendar year)

         7.   Analysis of interest derived, by state, for Municipal Bond Funds

         8.   Review and characterize 1099 - Dividend Forms

         9. Prepare and coordinate with printer the printing and mailing of 1099 Dividend Insert cards

     F.  Review and Monitoring Functions (monthly)

         1. Review expense and reclassification entries to ensure proper update

         2. Perform various reviews to ensure accuracy of separate class accounting (the monthly expense analysis), and custody (review of daily bank statements to ensure accurate expense money movement for expense payments)

         3.   Review separate class accruals and expenditures (where applicable)

     G. Preparation and distribution of monthly operational reports to management by 10th business day (reported by class, additional disclosure required for classes)

         1.   Management Statistics (Recap) (separate by class)
              a.  portfolio summary
              b.  book gains/losses/per share
              c.  net income, book income/per share
              d.  capital stock activity
              e.  distributions

         2.   Performance Analysis (separate by class)
              a.  total return
              b.  monthly, quarterly, year to date, average annual

         3.   Expense Analysis (separate by class)
              a.  schedule
              b.  summary of due to/from advisor
              c.  expenses paid
              d.  expense cap
              e.  accrual monitoring

================================================================================

Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                     Schedule "A" Page 4 of 21

              f.  advisory fee

         4.   Short-Short Analysis
              a.  short-short income
              b.  gross income (components)

         5.   Portfolio Turnover
              a.  market value
              b.  cost of purchases
              c.  net proceeds of sales
              d.  average market value

         6.   Asset Diversification Test
              a.  gross assets
              b.  non-qualifying assets

         7.   Activity Summary (separate by class)
              a.  shares sold, redeemed and reinvested
              b.  change in investment

     H. Provide rating agencies statistical data as requested for each class (monthly/quarterly)

     I.  For Money-Market Funds - Rule 2-A-7 Weekly Compliance

     J.  Standard schedules for Board Package - Quarterly (separate by class)

         1.   Activity Summary (III-G-7 from above)

         2.   Expense analysis

         3. Other schedules can be provided (additional fees may apply)

IV.  Special Issues Related to Foreign Securities

     A.  Financial Reporting

         1. Review and provide reports on the treatment of currency gain/loss and capital gain/loss in conjunction with the Funds' independent auditors
              a.  Section 988 transactions
              b.  Section 1256 contracts
              c.  Section 1092 deferrals

         2. Tax Reporting (depending on the level of assistance required by the Funds' independent auditors, additional fees may apply) (additional reporting and disclosure required for classes)
              a. Analyze tax treatment of foreign investments based on the Funds' elections and their impact on:

                  1. Subchapter M tests -- e.g. diversification, qualified income, short-short (30%

================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                     Schedule "A" Page 5 of 21
                      tests)
                  2.  Taxable income and capital gains
                  3.  Prepare excise tax
                      worksheets

              b. Calculate distributions to shareholders (separate by class) (Record share method) 1. Monitor character and impact of realized currency gain/loss on distribution amount

         3. Assist the Advisor and work with the independent auditors in identification of PFICs (by providing a list of potential PFICs that the fund may be holding)

V.   Blue Sky Administration

     A.  Sales Data

         1. Receive daily sales figures through SUNGARD interface with Price Waterhouse Blue 2 System

         2. Receive daily sales figures broken down by state from Charles Schwab (if applicable)

         3. Produce daily warning report for sales in excess of pre-determined percentage

         4. Analysis of all sales data to determine trends within certain states

     B.  Filings

         1. Produce and mail the following required filings:

              a. Initial Filings - produce all required forms and follow-up on any comments, including notification of SEC effectiveness

              b. Renewals - produce all renewal documents and mail to states, includes follow-up to ensure all is in order to continue selling in states

              c. Sales Reports - produce all relevant sales reports for the states and complete necessary documents to properly file sales reports with states

              d. Annual Report Filings - file copies of all annual reports with states

              e. Prospectus Filings - file all copies of Definitive SAI & Prospectuses with the states

              f. Post-Effective Amendment Filing - file all Post-Effective Amendments with the states, as well as, any other required documents

         2. On demand additional states - complete filing for any states that are added - this includes all of the items in 1(A)

         3. Amendments to current permits - file in a timely manner any amendment to registered share amounts

         4. Update and file hard copy of all data pertaining to individual permits

================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                     Schedule "A" Page 6 of 21

     C. Consulting and Analysis - Supply the most current fee structure for each state and aid in minimizing the amount of money spent on Blue Sky Registration

2.  SERVICES RELATED TO SHAREHOLDERS AND SHARE TRANSACTIONS
-----------------------------------------------------------

I.  Shareholder File

    A. Establish new accounts and enter demographic data into shareholder base. Includes in-house processing and NSCC - FundSERV - Networking transmissions.

    B. Create Customer Information File (CIF) to link accounts within the Fund and across funds within Fund Group. Facilitates account maintenance, lead tracking, quality control, household mailings and combined statements.

    C. 100% quality control of new account information including verification of initial investment.

    D. Maintain account and customer file records, based on shareholder request and routine quality review.

    E. Maintain tax ID certification and NRA records for each account, including backup withholding.

    F. Provide written confirmation of address changes.

    G. Produce shareholder statements for daily activity, dividends, on-request, third party and periodic mailings.

    H. Establish and maintain dealer file by fund group, including dealer, branch, representative number and name.

    I. Automated processing of dividends and capital gains with daily, monthly, quarterly or annual distributions. Payment options include reinvestment, directed payment to another fund, cash via mail, Fed wire or ACH.

    J. Image all applications, account documents, data changes, correspondence, monetary transactions, and other pertinent shareholder documents.

II.  Shareholder Services

    A. Provide quality service through a staff of highly trained NASD licensed customer service personnel, including phone, research and correspondence representatives.

    B. Answer shareholder calls: provide routine account information, transaction details including direct and wire purchases, redemptions, exchanges systematic withdraws, pre-authorized drafts, FundSERV and wire order trades, problem solving and process telephone transactions.

================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                     Schedule "A" Page 7 of 21

    C. Silent monitoring of telephone representative calls by the phone supervisor during live conversations to ensure exceptional customer service.

    D. Record and maintain tape recordings of all shareholder calls for a six month period.

    E. Phone Supervisor produces daily management reports of shareholder calls which include tracking volumes, call lengths, average wait time and abandoned call rates to ensure quality service.

    F. Provide quality assurance of phone routing by the unit Assistant phone Supervisor through verification of the Rolm in house computer terminal linkage.

    G. Phone representatives are throughly trained through in house training programs on the techniques of providing Exceptional Customer Service.

    H. Customer inquiries received by letter or telephone are researched by a correspondence team with an average tenure of 15 years. These inquiries include such items as, account/customer file information, complete historical account information, stop payments on checks, transaction details and lost certificates.

    I. Provide written correspondence in response to shareholder inquiries and request through the CORRO Letter Writer system and our in house letter processing programs. Provide written requests for informational purposes (e.g., received unclear shareholder instructions). Whenever possible, unclear shareholder instructional letters are handled by a phone call to the shareholder from our phone representatives to avoid delay in processing of the request.

III.  Investment Processing

    A. Establish and maintain Rights of Accumulation and Letter of Intent files.

    B.     Initial investment (checks or Fed wires).

    C.     Subsequent investments processed through lock box.

    D.     Pre-authorized investments (PAD) through ACH system.

    E.     Government allotments through ACH system.

    F.     Wire order and NSCC - Fund/SERV trades.

    G.     Prepare and process daily bank deposit of shareholder investments.

IV.  Redemption Processing

    A.     Process letter redemption requests.

================================================================================
Investment Company Services Agreement between Matthews International Funds and
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



    B.     Process telephone redemption transactions.

    C. Establish Systematic Withdrawal file and process automated transactions on monthly basis.

    D.     Provide wire order and NSCC - Fund/SERV trade processing.

    E. Redemption proceeds distributed to shareholder by check, Fed wire or ACH processing.

V.  Exchange & Transfer Processing

    A.     Process legal transfers.

    B.     Process ACATS transfers.

    C.     Issue and cancel certificates.

    D Replace certificates through surety bonds (separate charge to shareholders).

    E.     Process exchange transactions (letter and telephone requests).

VI.  Retirement Plan Services

    A. Fund sponsored IRAs offered using Semper Trust Company as custodian. Services include:
           1.   Contribution processing
           2.   Distribution processing
           3.   Apply rollover transactions
           4.   Process Transfer of Assets
           5.   Letters of Acceptance to prior custodians
           6.   Notify IRA holders of 70 1/2 requirements
           7.   Calculate Required Minimum Distributions (RMD)
           8.   Maintain beneficiary information file
           9.   Solicit birth date information

    B. Fund sponsored SEP-IRA plans offered using Semper Trust Company as custodian. Services include those listed under IRAs and:
           1.   Identification of employer contributions

    C.     Fund sponsored Qualified plans offered:
           1.   Plan document available
           2.   Omnibus/master account processing only
           3.   Produce annual statements
           4.   Process contributions
           5.   Process distributions
           6.   Process rollover and Transfer of Assets transactions

================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                     Schedule "A" Page 9 of 21

VII.  Commission Processing

    A. Settlement and payment of dealer commissions on the 10th and 25th of each month for front end load funds. Dealer checks are sent to the main branch only.

    B. Settlement and payment of Distributor/Underwriter fees on the 10th and 25th of each month for front end load funds.

    C. Settlement and payment of CDSC fees on the 1st of each month for back end load funds.

VIII.  Settlement & Control

    A. Daily review of processed shareholder transactions to assure input was processed correctly. Accurate trade activity figures passed to Funds' Accounting Agent by 11:00am EST.

    B. Preparation of daily cash movement sheets to be passed to Funds' Accounting Agent and Custodian Bank by 10:00 am EST for use in determining Funds' daily cash availability.

    C. Prepare a daily share reconcilement which balances the shares on the Transfer Agent system to those on the books of the Fund.

    D. Resolve any outstanding share or cash issues that are not cleared by trade date + 2.

    E. Process shareholder adjustments to include also the proper notification of any booking entries needed, as well as any necessary cash movement.

    F. Settlement and review of Fund's declared dividends and capital gains to include the following:

           1.   Review record date report for accuracy of shares.
           2. Preparation of dividend settlement report after dividend is posted. Verify the posting date shares, the rate used and the NAV price of reinvest date to ensure dividend was posted properly.
           3.   Distribute copies to the Funds' Accounting Agent.
           4.   Preparation of the checks prior to being mailed.
           5.   Sending of any dividends via wires if requested.
           6. Preparation of cash movement sheets for the cash portion of the dividend payout on payable date.

    G. Placement of stop payments on dividend and liquidation checks as well as the issuance of their replacements.

================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                    Schedule "A" Page 10 of 21

    H. Maintain inventory control for stock certificates and dividend check form.

    I. Aggregate tax filings for all FPS clients. Monthly deposits to the IRS of all taxes withheld from shareholder disbursements, distributions and foreign account distributions. Correspond with the IRS concerning any of the above issues.

    J.     Timely settlement and cash movement for all NSCC/FundSERV activity.

IX.  Year End Processing

    A. Maintain shareholder records in accordance with IRS notices for under-reporting and invalid Tax IDs. This includes initiating 31% backup withholding and notifying shareholders of their tax status and the corrective action which is needed.

    B. Conduct annual W-9 solicitation of all uncertified accounts. Update account tax status to reflect backup withholding or certified status depending upon responses.

    C. Conduct periodic W-8 solicitation of all non-resident alien shareholder accounts. Update account tax status with updated shareholder information and treaty rates for NRA tax.

    D. Review IRS Revenue Procedures for changes in transaction and distribution reporting and specifications for the production of forms to ensure compliance.

    E. Coordinate year-end activity with client. Activities include producing year-end statements, scheduling record dates for year-end dividends and capital gains, production of combined statements and printing of inserts to be mailed with tax forms.

    F. Distribute Dividend Letter to funds for them to sign off on all distributions paid year to date. Dates and rates must be authorized so that they can be used for reporting to the IRS.

    G. Coordinate the ordering of form stock envelopes form vendor in preparation of tax reporting. Review against IRS requirements to ensure accuracy. Upon receipt of forms and envelopes allocate space for storage.

    H. Prepare form flashes for the microfiche vendor. Test and oversee the production of fiche for year-end statements and tax forms.

    I. Match and settle tax reporting totals to fund records and on-line data from INVESTAR.

    J. Produce forms 1099R, 1099B, 1099Div, 5498, 1042S and year-end valuations. Quality assure forms before mailing to shareholders.

    K. Monitor IRS deadlines and special events such as crossover dividends and prior year IRA contributions.



================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                    Schedule "A" Page 11 of 21

    L. Prepare IRS magnetic tapes and appropriate forms for the filing of all reportable activity to the Internal Revenue Service.

X.  Client Services

    A. An Account Manager is assigned to each relationship. The Account Manager acts as the liaison between the Fund and the Transfer Agency staff. Responsibilities include scheduling of events, system enhancement implementation, special promotion/event implementation and follow-up, and constant Fund interaction on daily operational issues.

           Specifically:

           1. Scheduling of dividends, proxies, report mailings and special mailings.
           2. Coordinate with the Fund shipment of materials for scheduled mailings.
           3. Liaison between the Fund and support services for preparation of proofs and eventual printing of statement forms, certificates, proxy cards, envelopes, etc.
           4. Handle all notification to the client regarding proxy tabulation through the meeting. Coordinate scheduling of materials including voted cards, tabulation letters, and shareholder list to be available for the meeting.
           5. Order special reports, tapes, discs for special systems requests received.
           6. Implement new operational procedures, e.g., check writing feature, load discounts, minimum waivers, sweeps, telephone options, PAD promotions, etc.
           7. Coordinate with systems, services and operations, special events, e.g., mergers, new fund start ups, household mailings, additional mail files.
           8. Prepare standard operating procedures and review prospectuses for new start up funds and our current client base. Coordinate implementation of suggested changes with the Fund.
           9. Liaison between the Fund and the Transfer Agency staff regarding all service and operational issues.

    B.     Blue Sky Processing

           1. Maintain file with additions, deletions, changes and updates at the Funds' direction.

XI.  Other Related Services

    A. Systematic linkage of shareholder accounts with exact matches on SSN and address for the purpose of consolidated account history reporting. Periodic production of laser printed combined statements.

    B. Production of household mailing labels which enable the Fund to do special mailings to each address in the Fund Group rather than each account.

    C. Produce shareholder lists, labels and ad hoc reports to Fund management as requested.


================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                    Schedule "A" Page 12 of 21

                                  DAILY REPORTS

           REPORT NUMBER              REPORT DESCRIPTION

                --                    Daily Activity Register
                024                   Tax Reporting Proof
                051                   Cash Receipts and Disbursement Proof
                053                   Daily Share Proof
                091                   Daily Gain/Loss Report
                104                   Maintenance Register
                044                   Transfer/Certificate Register
                056                   Blue Sky Warning Report

                                 MONTHLY REPORTS

    REPORT DESCRIPTION

    Blue Sky
    Certificate Listing

    State Sales and Redemption
    Monthly Statistical Report
    Account Demographic Analysis
    MTD Sales - Demographics by Account Group
    Account Analysis by Type

3.  SERVICES RELATED TO PORTFOLIO VALUATION AND MUTUAL FUND ACCOUNTING
----------------------------------------------------------------------

All financial data provided to, processed and reported by FPS under this Agreement shall be in United States dollars. FPS' obligation to convert, equate or deal in foreign currencies or values extends only to the accurate transposition of information received from the various pricing and information services.

I.   Daily Accounting Services

     A. Calculate Net Asset Value ("NAV") and Offering Price Per Share ("POP") Fund Level

          - Update the daily market value of securities held by the Funds using FPS's standard agents for pricing U.S. equity, bond and foreign securities. The U.S. equity pricing services are Reuters, Inc., Muller Data Corporation, J.J. Kenny Co., Inc. and Interactive Data Corporation (IDC). Muller Data, Dow Jones Markets (formerly Telerate Systems, Inc.), J.J. Kenny Co., Inc., Municipal Market Data and IDC are also used for bond, money market prices/yields and foreign prices/exchange rates. Bloomberg is available and used for price research.

          - Enter limited number of manual prices supplied by the Funds and/or broker. Update the daily market value of securities using an automated pricing file as supplied by the Funds.

================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                    Schedule "A" Page 13 of 21

         - Review variance reporting on-line and in hard copy for price changes in individual securities using variance levels established by the Funds. Verify US dollar security prices exceeding variance levels by notifying the Funds and pricing sources of noted variances.

         - Complete daily variance analysis on foreign exchange rates and local foreign prices. Notification of changes exceeding established levels for The Funds verification. (The Funds should establish tolerance levels for each country/currency so that local price changes and foreign exchange rate changes exceeding this tolerance are identified and NAV problems minimized).

         - Review for ex-dividend items indicated by pricing sources; trace to Fund's general ledger for agreement.

         Fund and Each Class

         - Allocate daily unrealized Fund appreciation/depreciation, unrealized currency gains/losses, and unrealized gains/losses on futures and forwards to classes based upon value of outstanding class shares.

         - Prepare NAV proof sheets. Review components of change in NAV for reasonableness. Complete Fund and class control proofs.

         - Communicate pricing information (NAV/POP) to the Funds, the Funds' transfer agent (the "Transfer Agent") and electronically to NASDAQ.

     B. Determine and Report Cash Availability to the Funds by approximately 9:30 a.m. Eastern Time:
         Fund Level

         - Receive daily cash and transaction statements from the agent responsible for the safekeeping of the Funds' assets (the "Custodian") by 8:30 a.m. Eastern time

         - Receive previous day shareholder activity reports from the Transfer Agent by 8:30 a.m. Eastern time. Class level shareholder activity will be accumulated into the Funds' available cash balances

         - Fax hard copy Cash Availability calculations with all details to the Funds

         -    Supply the Funds with 3-day cash projection report.

         - Prepare daily bank cash reconciliations. Notify the Custodian and the Funds of any reconciling items.

     C.  Reconcile and Record All Daily Expense Accruals
         Fund Level

         - Accrue expenses based on budget supplied by the Funds either as percentage of net assets or specific dollar amounts

         - If applicable, monitor expense limitations established by the Funds

         -    If applicable, accrue daily amortization of Organizational
              Expense

         -    If applicable, complete daily accrual of 12b-1 expenses

         Fund and Each Class

         - Class specific accruals completed such as daily accrual of 12b-1 expenses

         - Allocate Fund expenses to classes based upon value of outstanding class shares



================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                    Schedule "A" Page 14 of 21

     D.   Verify and Record All Daily Income Accruals for Debt Issues
          Fund Level

          - Review and verify all system generated Interest and Amortization reports

          - Establish unique security codes for bond issues to permit segregated trial balance income reporting

          Fund and Each Class

          - Allocate Fund income to classes based upon value of outstanding class shares

     E. Monitor Securities Held for Cash Dividends corporate actions and capital changes such as splits, mergers, spinoffs, etc. and process appropriately
          Fund Level

          - Monitor electronically received information from Muller Data Corporation for all domestic securities

          -    Review current daily security trades for dividend activity

          - Monitor collection and postings of corporate actions, dividends and interest

          - Process international dividend and capital change information received from the Custodian and Advisor. Back-up information on foreign dividends and corporate actions is also obtained from Muller Data Corporation or IDC (as pricing agents for the Funds)

          - Provide mark-to-market analysis for currency exchange rate fluctuations on unsettled dividends and interest

          Fund and Each Class

          - Allocate Fund dividend income and unrealized currency gains/losses on dividends/interest to classes based upon value of outstanding class shares

     F. Enter All Security Trades on Investment Accounting System (IAS) based on written instructions from the Advisor
          Fund Level

          -    Review system verification of trade and interest calculations

          -    Verify settlement through statements supplied by the Custodian

          -    Maintain security ledger transaction reporting

          -    Maintain tax lot holdings

          -    Determine realized gains or losses on security trades

          -    Provide broker commission reporting

          - Provide each Fund's foreign currency exchange rate realized and unrealized gains/losses detail

          Fund and Each Class

          - Allocate all Fund level realized and unrealized capital and currency gains/losses to classes based upon value of class outstanding shares

     G.   Enter All Fund Share Transactions on IAS
          Each Class

          -    Process activity identified on reports supplied by the Transfer
               Agent.

================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                    Schedule "A" Page 15 of 21

          - Verify settlement through each Fund's statements supplied by the Custodian.

          -    Reconcile to the FPS Services' Transfer Agent report balances.

          - Roll each classes' capital share values into Fund and determine allocation percentages based upon the value of each classes' outstanding shares to the Fund total.

     H. Prepare and Reconcile/Prove Accuracy of the Daily Trial Balance (listing all asset, liability, equity, income and expense accounts) Fund Level

          -    Post manual entries to the general ledger

          -    Post Custodian activity

          -    Post security transactions

          - Post and verify system generated activity, i.e. income and expense accruals

          -    Segregate foreign tax expense

          - Prepare daily mark-to-market analysis for all unrealized foreign currency exchange rate gains/losses by asset/liability category

          Fund and Each Class

          - Prepare Funds' general ledger net cash proof used in NAV calculation

          - Post class specific shareholder activity and roll values into each Fund

          - Allocate all Fund level net cash accounts on the Fund's trial balance to each specific class based upon value of class outstanding shares

          - Maintain allocated trial balance accounts on class specific Allocation Reports

          -    Maintain class-specific expense accounts

          - Prepare class-specific proof/control reports to ensure accuracy of allocations.

     I.   Review and Reconcile with Custodian Statements
          Fund Level

          - Verify all posted interest, dividends, expenses, and shareholder and security payments/receipts, etc. (Discrepancies will be reported to and resolved by the Custodian)

          -    Post all cash settlement activity to the Trial Balance

          -    Reconcile to ending cash balance accounts

          -    Clear IAS subsidiary reports with settled amounts

          - Track status of past due items and failed trades as reported by the Custodian

     J. Submission of Daily Accounting Reports to the Funds (additional reports readily available)
          Fund Level

          - Portfolio Valuation (listing inclusive of holdings, costs, market values, unrealized appreciation/depreciation and percentage of portfolio comprised of each security.)

          -    Cash availability.

          -    3-Day Cash Projection Report

          Fund and Each Class

          -    Fund Trial Balance and Class Allocation Report
          -    NAV Calculation Report



================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                    Schedule "A" Page 16 of 21
Draft Dated: December 18, 1997

II.  Monthly Accounting Services

     A. For each Fund, full Financial Statement Preparation (automated Statements of Assets and Liabilities, of Operations and of Changes in Net Assets) and submission to the Funds by 10th business day

         - Class specific capital share activity and expenses will be disclosed also.

     B.  Submission of Monthly Automated IAS Reports to the Funds
         Fund Level
         -    Security Purchase/Sales Journal
         -    Interest and Maturity Report
         -    Brokers Ledger (Commission Report)
         -    Security Ledger Transaction Report with Realized Gains/Losses
         -    Security Ledger Tax Lot Holdings Report
         -    Additional reports available upon request

     C.  Reconcile Accounting Asset Listing to Custodian Asset Listing
         Fund Level

         -    Report any security balance discrepancies to the Custodian/the
              Funds

     D. Provide Monthly Analysis and Reconciliation of Additional Trial Balance Accounts, such as: Fund Level

         -    Security cost and realized gains/losses

         -    Interest/dividend receivable and income

         -    Payable/receivable for securities purchased and sold

         -    Unrealized and realized currency gains/losses

         Fund and Each Class

         -    Payable/receivable for each Fund's shares; issued and redeemed
         -    Expense payments and accruals analysis

III. Annual (and Semi-Annual) Accounting Services

     A. Annually assist and supply the Funds' auditors with schedules supporting securities and shareholder transactions, income and expense accruals, etc. for each Fund and each Class during the year in accordance with standard audit assistance requirements

     B. Provide NSAR Reporting (Accounting Questions) on a Semi-Annual Basis If applicable for Fund and Classes, answer the following items:

         2, 12B, 20, 21, 22, 23, 28, 30A, 31, 32, 35, 36, 37, 43, 53, 55, 62,
         63, 64B, 71, 72, 73, 74, 75, 76



================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                    Schedule "A" Page 17 of 21

               ACCOUNTING SERVICES BASIC ASSUMPTIONS FOR THE FUNDS

The Accounting Fees as set forth in Schedule "B" are based on the following assumptions. To the extent these assumptions are inaccurate or requirements change, fee revisions may be necessary.

Basic Assumptions:

1. Each Fund has a tax year-end which coincides with its fiscal year-end. No additional accounting requirements are necessary to identify or maintain book-tax differences. FPS does not provide security tax accounting which differs from its book accounting under this fee schedule.

2. Each Fund agrees to the use of FPS' standard current pricing services for domestic equity, debt, ADR and foreign securities. The Funds will supply FPS with an automated pricing file to minimize manual price input. FPS will supply the Funds with the file layout and communication software to expedite the process.

3. To the extent a Fund requires a limited number of daily security prices from specific brokers (as opposed to pricing information received electronically), these manual prices will be obtained by the Funds' Advisor and faxed to FPS by 4:00 p.m. Eastern time for inclusion in the NAV calculations. The Advisor will supply FPS with the appropriate pricing contacts for these manual quotes.

4. Procedural discussions between FPS and a Fund are required to clarify the appropriate pricing and dividend rate sources if the Fund invests in open-end regulated investment companies (RIC's). Depending on the methodologies selected by the Funds, additional fees may apply.

5. FPS will supply daily Portfolio Valuation Reports to each Funds' Advisor identifying current security positions, original/amortized cost, security market values and changes in unrealized appreciation/depreciation. It will be the responsibility of the Advisor to review these reports and to promptly notify FPS of any possible problems, trade discrepancies, incorrect security prices or corporate action/capital change information that could result in a misstated NAV.

6. The Funds do not currently expect to invest in REIT's, Swaps, Hedges, Derivatives or non-U.S. dollar futures and options. To the extent these investment strategies should change, additional fees may apply after the appropriate procedural discussions have taken place between FPS and Fund management. (Two weeks advance notice is required should the Funds commence trading in these investments.)

7. Each Fund will supply FPS with income information such as accrual methods, interest payment frequency details, coupon payment dates, floating rate reset dates, and complete security descriptions with issue types and CUSIP/Sedol numbers for all debt issues.


================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                    Schedule "A" Page 18 of 21

8. Each Fund is responsible for the establishment and monitoring of any segregated accounts pertaining to any line of credit for temporary administrative purposes, and/or leveraging/hedging the portfolio. FPS will reflect appropriate trial balance account entries and interest expense accrual charges on the daily trial balance adjusting as necessary at month-end.

9. If a Fund commences participation in security lending or short sales within its portfolio securities, additional fees may apply. Should a Fund require these additional services, procedural discussions must take place between FPS and the Funds' Advisor to clarify responsibilities. (Two weeks advance notice to FPS is required should a Fund desire to participate in the above.)

10. Each Fund will supply FPS with portfolio specific expense accrual procedures and monitor the expense accrual balances for adequacy based on outstanding liabilities monthly.

11. The following specific deadlines will be met and complete information will be supplied by each Fund in order to minimize any settlement problems, NAV miscalculations or income accrual adjustments.

         Each Fund will direct the Advisor to provide Trade Authorization Forms to FPS with the appropriate officer's signature on all security trades placed by the Fund no later than 12:30 p.m. Eastern time on settlement/value date for short term money market securities issues (assuming that trade date equals settlement date); and by 11:00 a.m. Eastern time on trade date plus one for non-money market securities. Receipt by FPS of trade information within these identified deadlines may be made via telex, fax or on-line system access. The Advisor will supply FPS with the trade details in accordance with the above stated deadlines.

         The Advisor will provide all information required by FPS, including CUSIP/Sedol numbers and/or ticker symbols for all trades on the Trade Authorization, telex or on-line support. FPS will not be responsible for NAV changes or distribution rate adjustments that result from incomplete trade information.

12. To the extent a Fund utilizes purchases in-kind (U.S. dollar denominated securities only) as a method for shareholder subscriptions, FPS will provide the Fund with procedures to properly handle and process such transactions. Should a Fund prefer procedures other than those provided by FPS, additional fees may apply. Discussions shall take place at least two weeks in advance between FPS and the Fund to clarify the appropriate in-kind operational procedures to be followed.

13. The Parties will establish mutually agreed upon amortization procedures and accretion requirements for debt issues held by the Fund prior to commencement of operations/conversion. Adjustments for financial statements regarding any issues with original issue discount (OID) are not included under this Agreement. Each Fund will direct its independent auditors to complete the necessary OID adjustments for financial statements and/or tax reporting.




================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                    Schedule "A" Page 19 of 21

14. All foreign currency will be held within the Custodian and sub-custodian network. Time deposits and interest bearing currency accounts will all be reflected on the Funds' custodian asset listings. The Funds or Custodian will supply FPS with appropriate and timely information for any trades/changes in the currency accounts, as well as interest rates to ensure income accrual accuracy for the debt issues, time deposits, and currency accounts. Income accrual adjustments (expected to be immaterial) will be completed when the interest is actually collected and posted on the Custodian's statements.

15. The Accounting Fees as identified in Schedule "B" assume Transfer Agency and Custody Administration services will be supplied by FPS.

4.  SERVICES RELATED TO CUSTODY ADMINISTRATION
----------------------------------------------

1. Assign a Custody Administrator to accept, control and process the Funds' daily portfolio transactions through direct computer link with the Custodian.

2. Match and review DTC eligible ID's and trade information with the Funds' instructions for accuracy and coordinating with the Custodian and the Funds' accounting agent for recording and affirmation processing with the depository.

3. Systematically settle all depository eligible issues. Transactions requiring physical delivery will be settled through the Custodian's New York office.

4. Assist the Funds in placing cash management trades through the Custodian, such as commercial paper, CDs and repurchase agreements.

5. Provide the Funds' fund accounting agent and investment advisor with daily custodian statements reflecting all prior day cash activity on behalf of each portfolio by 8:30 a.m. Eastern time. Complete descriptions of any posting, inclusive of Sedol/CUSIP numbers, interest/dividend payment date, capital stock details, expense authorizations, beginning/ending cash balances, etc., will be provided by the Custodian's reports or system.

6. Provide monthly activity statements combining both cash changes and security trades, and a full portfolio listing.

7. Communicate to the Funds and the Funds' fund accounting agent on any corporate actions, capital changes and interest rate changes supported by appropriate supplemental reports received from the Custodian. Follow-up will be made with the Custodian to ensure all necessary actions and/or paperwork is completed.

8. Work with fund accounting and the Custodian on monthly asset reconciliations.

9. Coordinate and resolve unsettled dividends, interest, paydowns and capital changes. Assist in resolution of failed transactions and any settlement problems.



================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                    Schedule "A" Page 20 of 21

10. Arrange for securities lending, lines of credit, and/or letters of credit through the Custodian.

11.      Provide automated mortgage-backed processing through the Custodian.

12. Provide broker interface ensuring trade settlement with fail trade follow up.

13. Provide the Funds' auditors with trade documentation to help expedite the Funds' audit.

14. Cooperation and communication between Fund Accounting, Custodian and Transfer Agent is facilitated smoothly when Custody Administration is performed by FPS.




================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                    Schedule "A" Page 21 of 21

                                                                    Schedule "B"
                                                                    ------------

                                  FEE SCHEDULE
                                       FOR
                          MATTHEWS INTERNATIONAL FUNDS

I. Fees related to Fund Administration, and Portfolio Valuation and Mutual Fund Accounting: (1/12th payable monthly)

         A. Subject to a minimum fee of $100,000 for each separate series of shares of the Trust and subject to the discount as set forth below, the Trust agrees to pay FPS for services related to Fund Administration, and Portfolio Valuation and Mutual Fund Accounting at an annual rate of:

         .00100 on the first $250 million of average net assets of each separate series of shares .00075 on the next $250 million of average net assets of each separate series of shares .00050 on the next $250 million of average net assets of each separate series of shares .00030 on average net assets of each separate series of shares in excess of $750 million

         During the first ten months of this Agreement, the annual fees set forth above are discounted on a monthly basis by 90% in the first month, 80% in the second month, 70% in the third month 60% in the fourth month, 50% in the fifth month, 40% in the sixth month, 30% in the seventh month, 20% in the eighth month 10% in the ninth month and the stated fees applying for the remaining term. In the event any separate series of shares' average net assets exceed $100mm, this discount shall no longer apply and the stated fees shall apply. See attachment outlining actual numerical fees.

         B.       PRICING SERVICES QUOTATION FEE
         Specific costs will be identified based upon options selected by the Trust and will be billed monthly.

         FPS does not currently pass along the charges for the U.S. equity prices supplied by Muller Data. Should the Series invest in security types other than domestic equities supplied by Muller, the following fees would apply.

                                                       MULLER DATA        INTERACTIVE        J.J. KENNY
SECURITY TYPES                                            CORP.*          DATA CORP.*        CO., INC.*
Government Bonds                                    $       .50        $       .50        $    .25 (a)
Mortgage-Backed (evaluated, seasoned, closing)              .50                .50             .25 (a)
Corporate Bonds (short and long term)                       .50                .50             .25 (a)
U.S. Municipal Bonds (short and long term)                  .55                .80             .50 (b)
CMO's/ARM's/ABS                                            1.00                .80            1.00 (a)
Convertible Bonds                                           .50                .50            1.00 (a)




================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                     Schedule "B" Page 1 of 6



                                                       MULLER DATA        INTERACTIVE        J.J. KENNY
SECURITY TYPES                                            CORP.*          DATA CORP.*        CO., INC.*
High Yield Bonds                                            .50               .50             1.00 (a)
Mortgage-Backed Factors (per Issue per Month)              1.00               n/a              n/a
U.S. Equities                                              (d)                .15              n/a
U.S. Options                                                n/a               .15              n/a
Domestic Dividends & Capital Changes
(per Issue per Month)                                       (d)              3.50              n/a
Foreign Securities                                          .50               .50              n/a
Foreign Securities Dividends & Capital Changes
(per Issue per Month)                                      2.00              4.00              n/a
Set-up Fees                                                 n/a               n/a (e)          .25 (c)
All Added Items                                             n/a               n/a              .25 (c)

* Based on current Vendor costs, subject to change. Costs are quoted based on individual security CUSIP/identifiers and are per issue per day.

         (a)  $35.00 per day minimum
         (b)  $25.00 per day minimum
         (c)  $ 1.00, if no CUSIP
         (d)  At no additional cost to FPS clients
         (e) Interactive Data also charges monthly transmission costs and disk storage charges.

         1)   Futures and Currency Forward Contracts     $2.00 per Issue per Day



         2) Dow Jones Markets (formerly Telerate Systems, Inc.)* (if applicable)
              *Based on current vendor costs, subject to change.

              Specific costs will be identified based upon options selected by the Trust and will be billed monthly.

         3)   Reuters, Inc.*
               *Based on current vendor costs, subject to change.

              FPS does not currently pass along the charges for the domestic security prices supplied by Reuters, Inc.

         4)   Municipal Market Data* (if applicable)
              *Based on current vendor costs, subject to change.

              Specific costs will be identified based upon options selected by the Trust and will be billed monthly.





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Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                     Schedule "B" Page 2 of 6

II.      Fees related to Shareholder Servicing

         Subject to a minimum fee of $36,000 for each separate series of shares of the Trust and $16,500 for each additional class of shares within each series, and subject to the discount as set forth in section I.A. above, the Trust will be charged for maintenance of and transactions in each shareholder account as follows:

         A.       ACCOUNT FEE: (1/12th payable monthly)

                  Annual/Semi Annual Dividend Fund:                   $10.00
                  Quarterly Dividend Fund                              12.00
                  Monthly Dividend Fund                                15.00
                  Daily Accrual Dividend Fund                          18.00
                  Inactive Account                                      3.60

         B.       TRANSACTION CHARGES FOR EACH TRANSACTION IN AN INDIVIDUAL
                  ACCOUNT:

                  Master/Omnibus Subscription or Liquidation          $1.00
                  Wire Order for each Broker Call                      4.00
                  New Account Registration; electronic                 0.40
                  New Account Registration; paper                      5.00
                  Rule 12b-1 Plan Calculation                          0.25

         C.       IRA'S, 403(b) PLANS, DEFINED CONTRIBUTION/BENEFIT PLANS:
                  Annual Maintenance Fee - $12.00/account per year (Normally charged to participants)

III.     Fees related to Custody of Fund Assets using Bank of New York

         A. DOMESTIC SECURITIES AND ADRS: (1/12th payable monthly) U.S. Dollar Denominated Securities only

                  .00065   On the First     $ 10 Million of Average Net Assets
                  .00035   On the Next      $ 20 Million of Average Net Assets
                  .00025   On the Next      $ 20 Million of Average Net Assets
                  .000175  On the Next      $ 50 Million of Average Net Assets
                  .00015   On the Next      $150 Million of Average Net Assets
                  .000125  Over             $250 Million of Average Net Assets

         B.       CUSTODY DOMESTIC SECURITIES TRANSACTIONS CHARGE:
                  (billed monthly)

                  Book Entry DTC, Federal Book Entry, PTC                 $14.00
                  Physical/Options/GNMA/RIC's                             $24.00
                  Mortgage Backed Securities -
                     Principal Pay Down Per Pool                          $11.00

                  A transaction includes buys, sells, maturities or free security movements.



================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                     Schedule "B" Page 3 of 6

         C.       WHEN ISSUED, SECURITIES LENDING, INDEX FUTURES, ETC.:

                  Should any investment vehicle require a separate segregated custody account, a fee of $250 per account per month will apply.

         D.       CUSTODY OF FOREIGN SECURITIES PER GLOBAL PORTFOLIO:
                  (Bank of New York Custody Schedule)

               COUNTRIES                   *SAFEKEEPING CHARGES          TRANSACTION FEE
                                              (BASIS POINTS)                  (USD)
Argentina                                           22                          75
Australia                                            5                          65
Austria                                              6                          90
Bangladesh                                          50                         180
Belgium (reg bds)                                  3.5                          80
Belgium (equities and Cpn bds)                       6                          80
Brazil                                              35                          40
Canada                                               3                          20
Chile                                               35                          65
China                                               25                          30
Colombia                                            55                         165
Czech Republic                                      28                          65
Denmark                                            4.5                         110
Euromarket (Cedel/Euroclear)                         4                          20
Finland                                             16                          75
France                                               5                          75
Germany                                              3                          40
Greece                                              35                         150
Hong Kong                                           13                          75
Hungary                                             70                         205
India                                               55                         180**
Indonesia                                           15                         115
Ireland                                            4.5                          55
Israel                                              80                          60
Italy                                                5                          95
Japan                                                5                          15
Luxembourg                                          10                          85
Malaysia                                            13                         115




================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                     Schedule "B" Page 4 of 6



               COUNTRIES                   *SAFEKEEPING CHARGES          TRANSACTION FEE
                                              (BASIS POINTS)                  (USD)
Mexico (bonds)                                      15                          30
Netherlands                                          8                          17
New Zealand                                        4.5                          90
Norway                                               4                          90
Pakistan                                            45                         170
Peru                                                80                         195
Philippines                                       16.5                         125
Poland                                              60                         155
Portugal                                            35                         145
Singapore                                           10                          60
South Africa                                         3                          40
South Korea                                         16                          30
Spain                                                6                          55
Sweden                                               4                          65
Switzerland                                        4.5                         105
Taiwan                                              21                         115
Thailand                                             7                          50
Turkey                                              35                         105
United Kingdom                                       4                          40
United Kingdom (gilts)                               5                          55
Uruguay (Equities)                                  65                          90
Uruguay (bonds)                                     45                          90
Venezuela                                           55                         180

         Chart Notes:

         *        Fee expressed in basis points per annum is calculated based upon month-end market value

         **       Transaction charge is per 10,000 shares or part thereof

                  A transaction includes buys, sells, maturities or Free Security movements

                  Global Network Usage Fee:
                  $500 per portfolio per month



================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                     Schedule "B" Page 5 of 6

                  Minimum charges imposed by Agent Banks/Local Administrators:
                  Chile           USD 5,000 per annum
                  Columbia        USD 600 per month
                  Peru            USD 6,000 per annum per account

                  Brazil          USD 15 basis points for annual administrative
                                  charge
                  Taiwan          USD 3,000 account opening charge

         E.       CUSTODY MISCELLANEOUS FEES:
                  Administrative fees incurred in certain local markets will be passed onto the customer with a detailed description of the fees. Fees include income collection, corporate action handling, overdraft charges, funds transfer, special local taxes, stamp duties, registration fees, messenger and courier services and other out-of-pocket expenses.

IV.      Out-of-Pocket Expenses

         The Trust will reimburse FPS monthly for all reasonable out-of-pocket expenses, including telephone, postage, EDGAR filings, Fund/SERV and Networking expenses, incoming wire charges, telecommunications, special reports, record retention, special transportation costs, copying and sending materials to auditors and/or regulatory agencies as incurred and approved.

V.       Additional Services

         To the extent the Trust commences investment techniques such as Security Lending, Swaps, Leveraging, Short Sales, Derivatives, Precious Metals, or foreign currency futures and options, additional fees will apply. Activities of a non-recurring nature such as shareholder in-kinds, fund consolidations, mergers or reorganizations will be subject to negotiation. Any additional/enhanced services, programming requests, or reports will be quoted upon request.





================================================================================
Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                     Schedule "B" Page 6 of 6

                                                                    Schedule "C"

                             IDENTIFICATION OF FUNDS

Below are listed the separate funds to which services under this Agreement are to be performed as of the Execution Date of this Agreement:

                          MATTHEWS INTERNATIONAL FUNDS

               Matthews Pacific Tiger Funds - Class A and Class I
                   Matthews Asian Convertible Securities Fund

                    Matthews Korea Fund - Class A and Class I
            Matthews Dragon Century China Fund - Class A and Class I

                Class I = Institutional Class (no-load, no 12b-1,
                      no CDSC, redemption fee of 1% on all
                  redemptions made within 90 days of purchase)

               Class A = Retail Load Class (front-end load, 12b-1,
                   redemption fee of 1% on $1 million or more
                  redemptions made within 90 days of purchase)

This Schedule "C" may be amended from time to time by agreement of the Parties.




================================================================================

Investment Company Services Agreement between Matthews International Funds and
FPS Services, Inc.                                                  Schedule "C"